As filed with the Securities and Exchange Commission on February 19, 2021
Registration No. 333-232499
Registration No. 333-223453
Registration No. 333-211679
Registration No. 333-198692
Registration No. 333-187799
Registration No. 333-179974
Registration No. 333-158583
Registration No. 333-153129
Registration No. 333-143878

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-232499
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-223453
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-211679
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-198692
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-187799
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-179974
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-158583
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-153129
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-143878

UNDER
THE SECURITIES ACT OF 1933

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	86-1032927 (IRS Employer Identification No.)
9605 Medical Center Drive, Suite 100 Rockville, MD 20850 (Address of Principal Executive Offices including Zip Code)

2019 Equity Incentive Plan
2014 Stock Incentive Plan, as amended
2013 Stock Incentive Plan
Amended and Restated 2011 Incentive Stock Option Plan
2011 Incentive Stock Option Plan
2009 Stock Option Plan
2008 Employees and Consultants Stock Option Plan
2007 Employees and Consultants Stock Option Plan
(Full titles of the plans)

Andrew Chan
Chief Legal Officer
Cellular Biomedicine Group, Inc.
9605 Medical Center Drive, Suite 100
Rockville, MD 20850
(Name and Address of Agent for Service)

(301) 825-5320
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
John M. Williams III
Michael A. Titera
Gibson, Dunn & Crutcher LLP
3161 Michelson Drive
Irvine, CA 92612
(949) 451-3800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Cellular Biomedicine Group, Inc. (“CBMG”) with the Securities and Exchange Commission:

1. Registration No. 333-232499, filed on July 1, 2019, relating to the 2019 Equity Incentive Plan.

2. Registration No. 333-223453, filed on March 5, 2018, relating to the 2014 Equity Incentive Plan, as amended.

3. Registration No. 333-211679, filed on May 27, 2016, relating to the 2014 Equity Incentive Plan.

4. Registration No. 333-198692, filed on September 11, 2014, relating to the 2013 Stock Incentive Plan.

5. Registration No. 333-187799, filed on April 8, 2013, as amended on December 10, 2014, relating to the Amended and Restated 2011 Incentive Stock Option Plan.

6. Registration No. 333-179974, filed on March 7, 2012, relating to the 2011 Incentive Stock Option Plan.

7. Registration No. 333-158583, filed on April 15, 2009, relating to the 2009 Stock Option Plan.

8. Registration No. 333-153129, filed on August 22, 2008, relating to the 2008 Employees and Consultants Stock Option Plan.

9. Registration No. 333-143878, filed on June 19, 2007, relating to the 2007 Employees and Consultants Stock Option Plan.

Pursuant to the Agreement and Plan of Merger, dated as of August 11, 2020 (the “Merger Agreement”), by and among CBMG Holdings (“Parent”), CBMG, and CBMG Merger Sub Inc., CBMG became a wholly-owned subsidiary of Parent. As a result of the transaction contemplated by the Merger Agreement, CBMG has terminated all offerings of its securities pursuant to the Registration Statements and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 19th day of February, 2021.

CELLULAR BIOMEDICINE GROUP, INC.

By:	/s/ Andrew Chan
Andrew Chan
Chief Legal Officer

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statements on Form S-8 on behalf of Cellular Biomedicine Group, Inc.

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